SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 30, 1998
                Date of Report (Date of earliest event reported)

                       Hungarian Telephone and Cable Corp.
               (Exact name of Registrant as Specified in Charter)

         Delaware                 1-11484                13-3652685
(State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)           File Number            Identification No.)

             100 First Stamford Place, Suite 204, Stamford, CT 06902 (Address of principal executive offices including zip code)

                                 (203) 348-9069
              (Registrant's telephone number, including area code)

                                 Not applicable
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

         As announced on  September  11, 1998 and October 2, 1998 (see  Exhibits
99.1 and 99.2 attached hereto) Hungarian Telephone and Cable Corp., a Delaware corporation (AMEX: HTC - the "Registrant"), entered into certain agreements with each of CU CapitalCorp and Citizens International Management Services Company; each of which is a wholly-owned subsidiary of Citizens Utilities Company (Citizens Utilities Company and its subsidiaries are hereinafter referred to as "Citizens") pursuant to which the Registrant settled its disagreements with Citizens regarding certain issues with respect to (i) 2.1 million shares of the Registrant's common stock subject to Citizens' accrued preemptive rights and
(ii) the Registrant's Management Services Agreement with Citizens dated as of May 31, 1995, as amended (the "Management Services Agreement").

         HTCC and Citizens entered into a Certain Replacement and Termination Agreement dated as of September 30, 1998 (the "Replacement Agreement") which provides for, among other things, (i) the termination of the Master Agreement dated as of May 31, 1995 between the Registrant and Citizens; (ii) the issuance by the Registrant to Citizens of 100,000 shares of the Registrant's common stock and a promissory note in the principal amount of $8,374,498 (the "Note") in settlement of $9.6 million accrued fees and expenses due and payable to Citizens under the Management Services Agreement; (iii) the termination of the Management Services Agreement; (iv) payments by the Registrant to Citizens in the aggregate amount of $21,000,000 payable in 28 quarterly installments of each year from 2004 through and including 2010 in part as consideration for Citizens' agreement to terminate the Management Services Agreement and in part as consideration for certain consulting services to be provided by Citizens to the Registrant from 2004 through and including 2010; (v) the grant by the Registrant to Citizens of certain preemptive rights in connection with any public or private issuances by the Registrant of shares of its common stock to purchase within 30 days for cash such number of shares of the Registrant's common stock sufficient to maintain Citizens' then existing percentage ownership interest of the Registrant's common stock on a fully diluted basis; and (vi) the right of one Citizens designee to the Registrant's Board of Directors to be renominated for reelection to the Registrant's Board of Directors for so long as Citizens owns at least 300,000 shares of the Registrant's common stock.

         The principal on the Note is payable in full on September 15, 2004 and bears interest at a varying rate per annum which is 2-1/2% per annum above the one-year Libor rate with monthly adjustments in such varying rate. Accrued interest shall be payable annually.

         The Registrant and Citizens also entered into an Amended, Restated and Consolidated Stock Option Agreement dated as of September 30, 1998 (the "Restated Stock Option Agreement") pursuant to which the Registrant granted Citizens an option to purchase 2,110,896 shares of the Registrant's common stock at a price of $13.00 per share with an expiration date of July 1, 1999 in settlement of Citizens' accrued preemptive rights. The Restated Stock Option agreement also acknowledged Citizens existing options to date to purchase an aggregate of 4,511,322 shares of the Registrant's common stock at exercise prices ranging from $12.75 to $18.00 per share with an expiration date of September 12, 2000. In the aggregate, Citizens presently owns approximately 18.6% of the Registrant's outstanding common stock and 59.2% of the Registrant's common stock on a fully diluted basis.

         The summary information regarding the transactions and the Replacement Agreement, Note and the Restated Stock Option Agreement discussed above is qualified in its entirety by reference to the Replacement Agreement, Note and the Restated Stock Option Agreement, which are attached hereto as Exhibits 10.69, 10.70 and 10.71, respectively, and are incorporated by reference into this response to Item 5.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a), (b) - Not applicable.

         (c)        Exhibits.

                    10.69 Replacement and Termination Agreement, dated as of September 30, 1998, between the Registrant and Citizens International Management Services Company and CU CapitalCorp.

                    10.70 Form of Promissory Note dated September 30, 1998 issued by the Registrant payable to Citizens International Management Services Company.

                    10.71  Amended,   Restated  and  Consolidated  Stock  Option
                    Agreement dated as of September 30, 1998, between the Registrant and CU CapitalCorp.

                    99.1 Press Release issued by the Registrant on September 11, 1998.

                    99.2 Press Release issued by the Registrant on October 2, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HUNGARIAN TELEPHONE AND CABLE CORP.
                                        100 First Stamford Place, Suite 204
                                        Stamford, CT  06902
                                        (Registrant)


                                        By: /s/Peter T. Noone
                                        -------------------------
                                            Peter T. Noone
                                            General Counsel and Secretary

Dated: October 21, 1998
Stamford, CT

                                INDEX TO EXHIBITS

Exhibit No.   Description
--------------------------------------------------------------------------------

10.69 Replacement and Termination Agreement, dated as of September 30, 1998, between the Registrant and Citizens International Management Services Company and CU CapitalCorp.

10.70 Form of Promissory Note dated September 30, 1998 issued the Registrant payable to Citizens International Management Services Company.

10.71 Amended, Restated and Consolidated Stock Option Agreement dated as of September 30, 1998, between the Registrant and CU CapitalCorp.

99.1          Press Release issued by the Registrant on September 11, 1998.

99.2          Press Release issued by the Registrant on October 2, 1998.